Exhibit 10.1

NOMURA CORPORATE RESEARCH

AND ASSET MANAGEMENT INC.

309 West 49th Street

New York, NY 10019

April 30, 2019

Cloud Peak Energy Resources LLC

385 Interlocken Crescent, Suite 400

Broomfield, CO 80021

Attention: Heath A. Hill, Executive V.P. and Chief Financial Officer

Ladies and Gentlemen:

This letter agreement refers to the Forbearance Agreement, dated April 30, 2019 (the “Forbearance Agreement”), between Nomura Corporate Research and Asset Management Inc. (“us” and “we”), Cloud Peak Energy Resources (the “Issuer”), Cloud Peak Energy Finance Corp. (the “Co-Issuer”) and Cloud Peak Energy Inc. (the “Parent Guarantor”; collectively, with the Issuer and the Co-Issuer, “you”). Capitalized terms used but not defined herein have the meanings assigned to such terms in the Forbearance Agreement (including by reference to the 2024 Indenture (as defined therein)).

1.                                      Amendments. Upon execution of this letter agreement by you and us, the last sentence of Section 1(a) of the Forbearance Agreement shall be amended and restated as follows:

As used herein, “Forbearance Termination Date” means the earlier to occur of (a) 11:59 p.m. (New York City time) on May 7, 2019 and (b) two (2) Business Days following written notice from the Holder of any breach by any Note Party of any of the conditions or agreements provided in this Agreement (which breach remains uncured during such period).

2.                                      Conditions Precedent.  The effectiveness of this letter agreement is subject to the satisfaction, or waiver by the Holder, of the following conditions:

(a)                                 Counterparts.  The execution of this letter agreement by each Note Party and the Holder.

(b)                                 No Default.  No Default or Event of Default under the 2024 Indenture other than the Interest Payment Default shall have occurred and be continuing as of the date the condition set forth in Section 2(a) is satisfied.

3.                                      Miscellaneous. Other than as expressly amended by this letter agreement, the terms of the Forbearance Agreement shall remain in full force and effect. This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.  Delivery of an executed signature page of this letter agreement by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart thereof.

[Signature Pages Follow]

Very truly yours,

NOMURA CORPORATE RESEARCH AND ASSET MANAGEMENT INC.,
as Investment Advisor on behalf of certain funds and accounts

By:	/s/ David Crall
Name: David Crall
Title: CIO

NOTE PARTIES

CLOUD PEAK ENERGY RESOURCES LLC,
as Issuer

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive V.P. and Chief Financial Officer

CLOUD PEAK ENERGY FINANCE CORP.,
as Issuer

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive V.P. and Chief Financial Officer

CLOUD PEAK ENERGY INC.,
as Parent Guarantor

By:	/s/ Heath A. Hill
Name:	Heath A. Hill
Title:	Executive V.P. and Chief Financial Officer